Exhibit 99.1
RedEnvelope, Inc. Receives and Appeals NASDAQ Delisting Notice Due to Delayed Form 10-Q
SAN FRANCISCO, CA (August 24, 2007) — RedEnvelope, Inc. (NASDAQ: REDE) today announced that on August 21, 2007, the Company received notice from The Nasdaq Stock Market Listing Qualifications Staff that the Company’s common stock is subject to potential delisting from the Nasdaq Global Select Market due to the Company’s failure to file its quarterly report on Form 10-Q for the quarter ended July 1, 2007 on a timely basis. Timely filing of periodic reports is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14). The notice is automatically generated by Nasdaq and indicated that, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on August 30, 2007.
RedEnvelope has appealed and requested a hearing before a Nasdaq Listing Qualifications Panel. As a result of the appeal, the delisting of the Company’s common stock has been stayed pending the panel’s review and determination. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing.
On August 16, 2007, the Company filed, on Form 12b-25, a Notification of Late Filing of its quarterly report on Form 10-Q for the quarter ended July 1, 2007 due to an issue that was brought to the Company’s attention by one of its tax advisors relating to potential state and local tax liability. While the Company promptly commenced and continues to conduct an analysis of this potential liability, additional time is required to complete that process. The Company currently anticipates that this will lead to an additional accrual that will increase (a) accrued liabilities, (b) general and administrative expenses, and (c) net loss. However, the Company is unable to quantify these increases until its analysis is complete.
The Company currently intends to finalize its financial statements for the quarter ended July 1, 2007 and to file its Quarterly Report on Form 10-Q for such period as soon as practicable.
About RedEnvelope, Inc.
RedEnvelope, Inc. is a retailer dedicated to inspiring people to celebrate their relationships through giving. RedEnvelope offers an extensive collection of imaginative gifts through its webstore, www.RedEnvelope.com.
“RedEnvelope” is a registered trademark of RedEnvelope, Inc.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect those results include, but are not limited to: Our ability to complete our analysis, our ability to file our Form 10-Q, whether we will be successful in appealing the delisting of our common stock, and other factors described in detail in our Report on Form 10-K for the fiscal year ended April 1, 2007, including, without limitation, those discussed under the captions, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which document is on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Furthermore, our failure to report our quarterly report of Form 10-Q for the quarter ended July 1, 2007 on a timely basis, could result in a potential delisting of our common stock from The Nasdaq Global Select Market. These forward-looking statements are made only as of the date of this press release, and RedEnvelope undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

Investor Contact:	Andrew Greenebaum/Christine Lumpkins
ICR, Inc.
agreenebaum@icrinc.com; clumpkins@icrinc.com
(310) 954-1100
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